Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-200836) of Marina Biotech, Inc. of our report dated January 26, 2017, relating to the financial statements of IThenaPharma Inc, appearing in this Current Report on Form 8-K/A.

/s/ Squar Milner LLP

January 26, 2017